Exhibit (16)

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Equity Trust (the “Trust”), hereby constitute and appoint George R. Aylward, Jennifer Fromm, and Daphne Chisolm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the reorganization of Virtus KAR Global Quality Dividend Fund, a series of the Trust, with and into Virtus KAR Equity Income Fund, a series of the Trust, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 24th day of June, 2025.

/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sarah E. Cogan
Sarah E. Cogan, Trustee	Deborah A. DeCotis, Trustee

/s/ F. Ford Drummond	/s/ John R. Mallin
F. Ford Drummond, Trustee	John R. Mallin, Trustee

/s/ Connie D. McDaniel	/s/ R. Keith Walton
Connie D. McDaniel, Trustee	R. Keith Walton, Trustee

/s/ Brian T. Zino
Brian T. Zino, Trustee

Digital or electronic signatures are permitted, and all signatures need not appear on the same copy of this Power of Attorney.